UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2006

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 353-1310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2006, Wolverine Tube, Inc. (the “Company”) elected to freeze the Company’s Supplemental Benefit Restoration Plan (the “Plan”), effective February 28, 2006. The Plan was established to restore retirement income benefits provided to employees (including the Company’s Named Executive Officers) under the Company’s qualified defined benefit plan, which were otherwise capped by certain limitations set forth in the Internal Revenue Code. Benefits under the Plan are not subject to these limitations. However, Plan benefits are offset by any benefits payable under the Company’s qualified defined benefit plan. As a result of the freeze, all future benefit accruals will cease for Plan participants as of February 28, 2006. Participants will maintain Plan benefits accrued through that date.

The full text of the Plan is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002.

There are no material relationships between the participants of the Plan and the Company other than with respect to their employment or previous employment with, or in certain cases service as a director of or consultant to, the Company.

Item 7.01	Regulation FD Disclosure.

On January 13, 2006, Wolverine Tube, Inc. issued a press release announcing a modernization of its retirement benefit programs. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated January 13, 2006, issued by Wolverine Tube, Inc. announcing a modernization of its retirement benefit programs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: January 13, 2006

WOLVERINE TUBE, INC.

By: /s/	JAMES E. DEASON

James E. Deason

Senior Vice President, Chief

Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 13, 2006, issued by Wolverine Tube, Inc. announcing a modernization of its retirement benefit programs.